UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2004

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 2: FINANCIAL INFORMATION

Item 2.02. Results of Operation and Financial Condition.

On November 16, 2004, Avatech Solutions, Inc. (the “Company”) announced its results of operations for its fiscal quarter ended September 30, 2004. A copy of the Company’s press release announcing such results dated November 16, 2004 is attached hereto as Exhibit 99.1. The information contained in this Item 2.02 and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) - (c) Effective November 15, 2004, Beth O. MacLaughlin resigned as the Vice President of Finance and interim Chief Financial Officer of the Company. Ms. MacLaughlin had served as the principal financial officer and principal accounting officer of the Company. Effective November 15, 2004, the Company’s Board of Directors appointed Catherine Dodson, currently the Company’s Controller, as Vice President and as the interim Chief Financial Officer at an annual salary of $108,000, plus benefits. As the interim Chief Financial Officer, Ms. Dodson will also serve as the Company’s principal financial officer and principal accounting officer. Pursuant to an employment agreement between the Company and Ms. Dodson effective November 15, 2004, Ms. Dodson will be entitled to a bonus of up to $22,000 per year, when and as paid by the Company to the Company’s other officers. Under this agreement, either party may terminate Ms. Dodson’s employment at will; however, if the Company terminates or substantially modifies Ms. Dodson’s employment as a result of a change in control, then Ms. Dodson will receive a severance payment equal to six months’ base salary then in effect.

Ms. Dodson has served as the Company’s controller since October 2003. For the four years before joining the Company, Ms. Dodson was an audit supervisor with Walpert & Wolpoff, LLP, a leading regional accounting firm, and American Express Tax and Business Services. While on staff with Walpert & Wolpoff, Ms. Dodson managed audit and consulting engagements for a wide variety of clients, provided regulatory consulting to the Maryland Insurance Administration, and served on the Walpert & Wolpoff’s internal inspection (quality control) committee. Earlier in her career, Ms. Dodson was a part-time and supplemental accounting course instructor at Rutgers University. Ms. Dodson is a certified public accountant and earned a BS degree in accounting at Rutgers University. Ms. Dodson is 42 years old and has no family relationships with any of the Company’s other officers or directors.

SECTION 9: FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.

99.1	Press Release dated November 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: November 17, 2004	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel